Exhibit 10.7

WAIVER

This WAIVER (this “Waiver”) is made and entered into as of July 15, 2016, by and between SMG Growing Media, Inc., an Ohio corporation having its principal place of business at 14111 Scottslawn Road, Marysville, Ohio 43041 (the “Investor”), and AeroGrow International, Inc., a Nevada corporation having its principal place of business at 6075 Longbow Dr., Suite 200, Boulder, Colorado 80301 (“AeroGrow”).  The Investor and AeroGrow are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Parties are parties to that certain Securities Purchase Agreement, dated as of April 22, 2013 (the “Purchase Agreement”), pursuant to which the Investor purchased shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share;

WHEREAS, in conjunction with the execution of the Purchase Agreement, the Company filed a Certificate of Designations of Series B Convertible Preferred Stock with the Secretary of State of the State of Nevada on April 19, 2013 (the “Certificate of Designations”);

WHEREAS, the Parties are parties to that certain Investor Rights Agreement, dated as of April 22, 2013 (the “Investor Rights Agreement”);

WHEREAS, the Company intends to enter into a series of transactions with the Investor and its affiliates on or about the date hereof, including the execution of: (i) that certain Second Amendment to Warrant to Purchase Shares of Common Stock between the Parties; (ii) that certain Second Amendment to Technology License Agreement between OMS Investments, Inc., a Delaware corporation (“OMS”), and the Company; (iii) that certain Second Amendment to Brand License Agreement between OMS and the Company; (iv) that certain First Amendment to Supply Chain Services Agreement among The Scotts Company LLC, an Ohio limited liability company (“Scotts”), OMS and the Company; (v) that certain First Amendment to Collaboration Services Agreement among Scotts, OMS and the Company (the documents referred to in clauses (i) through (v), collectively, the “Amendments”); and (vi) that certain Term Loan and Security Agreement between the Parties (the “Term Loan”); and

WHEREAS, in connection with the execution of the Amendments and the Term Loan and the consummation of the transactions contemplated thereby, the Investor is willing to waive certain provisions of the Certificate of Designations and the Investor Rights Agreement, all subject to the terms and conditions of this Waiver.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                    Waivers.

(a)                    Notwithstanding the terms of the Certificate of Designations, the Investor hereby waives its rights pursuant to Section 2(b) of the Certificate of Designations to vote on or consent to the execution of the Amendments and the Term Loan and the consummation of the transactions contemplated thereby, solely with respect thereto.

(b)                    Notwithstanding the terms of the Investor Rights Agreement, the Investor hereby waives its rights pursuant to Section 5.4 of the Investor Rights Agreement for a Series B Director (as such term is defined in the Investor Rights Agreement) to vote on the execution of the Amendments and the Term Loan and the consummation of the transactions contemplated thereby, solely with respect thereto.

2.                    Effective Date.  This Waiver will become effective upon the execution hereof by the Parties and the consummation of the transactions contemplated by the Amendments and the Term Loan.

3.                    Miscellaneous.

(a)                    Continuing Effect; No Other Waivers.  Except as expressly provided herein, all of the terms and conditions of the Certificate of Designations and the Investor Rights Agreement are and shall remain in full force and effect.  This Waiver shall not be deemed a consent or waiver, express or implied, by the Investor to any breach of or deviation from any other agreement, covenant or condition of the Certificate of Designations or the Investor Rights Agreement not expressly referenced herein or of any other breach or deviation from any other agreement, covenant or condition contained in any other contract or arrangement that any of the Parties or their respective affiliates are a party to.

(b)                    Amendment; Waiver.  This Waiver may be amended, and the observance of or compliance with any provision hereof by any Party may be waived, only by the written agreement of the Parties.

(c)                    Successors and Assigns.  Except as otherwise provided herein, the provisions of this Waiver shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

(d)                    Third Parties.  Nothing in this Waiver, express or implied, is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Waiver except as expressly provided in this Waiver.

(e)                    Governing Law.  This Waiver shall be governed by and construed exclusively in accordance with the internal laws of the State of Ohio, as applied to contracts entered into and to be performed in Ohio.

(f)                    Counterparts.  This Waiver may be executed in one or more counterparts (including, without limitation, facsimile counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(g)                    Headings.  The headings and captions used in this Waiver are used for convenience only and are not to be considered in construing or interpreting this Waiver.

(h)                    Severability.  If one or more provisions of this Waiver are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Waiver and the balance of this Waiver shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Waiver to be executed and delivered as of the date first above written.

SMG GROWING MEDIA, INC. By: __________________________________ Name: Title:
AEROGROW INTERNATIONAL, INC. By: __________________________________ Name: Title:

[Signature Page to Waiver]